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EXHIBIT 21


                            MEMBERWORKS INCORPORATED
                            SIGNIFICANT SUBSIDIARIES



                                                  STATE OF INCORPORATION
SUBSIDIARY                                           OR ORGANIZATION
                                                  ----------------------
Coverdell & Company, Inc.                                 Georgia
Quota-Phone, Inc.                                        New York
MemberWorks Ltd.                                      United Kingdom
MemberWorks Canada Corporation                            Canada
(1)    iPlace, Inc.                                      Delaware



(1)    58% majority-owned subsidiary of the Company.